EXHIBIT 5.1
HARNEYS
British Virgin Islands lawyers
Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547
www.harneys.com
5August 2005

BY EMAIL & COURIER

Tramford International Limited
Room 2413-18
Shui On Centre
8 Harbour Road
Wanchai
Hong Kong

Dear Sirs

Tramford International Limited (the “Company”)  - Registration Statement on Form S-8

1.    We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the offering and issuance to certain persons of an aggregate of 400,000 shares of Common Stock of US$0.01 par value (the “Common Stock”) under the Company’s 2000 Stock Option Plan (the “Plan”) to form part of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission of the United States under the United States Securities Act of 1933, as amended.

The Plan and the Registration Statement are together referred to in this opinion as the “Documents”. Copies of the Documents are attached hereto.

2.     For the purpose of this opinion, we have examined the following:

(a)    electronic copies of the Documents; and

(b)    (i)   the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on 20 May 2005 (the “Memorandum & Articles”);

(ii)   an original registered agent’s certificate dated 30 June 2005 identifying the directors of the Company, issued by HWR Services Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iii)   the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 5  August 2005;

(iv)         the records of proceedings on file with, and available for inspection on 5 August 2005 at the High Court Registry, British Virgin Islands.

3.     For the purposes of this opinion we have assumed without further enquiry:

(a)    the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)    the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(c)   that the Plan was adopted and approved for and on behalf of the Company by a resolution of the directors and by a special resolution of the members of the Company;

(d)   that the necessary resolutions of the members required under the Company’s Memorandum and Articles authorising the issue of the Common Stock have been, or will be passed; and

(e)   that the Common Stock will be issued by the directors of the Company for an aggregate subscription price, which is not less than its aggregate par value.

4.    Based on the foregoing our opinion is as follows:

(a)   The Company is a company duly incorporated with limited liability under the International Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

(b)   The Company has the capacity and power under its Memorandum and Articles to issue the Common Stock contemplated by the Plan.

(c)   The Common Stock, when issued in the manner described in the Plan will be validly issued, fully paid and non-assessable.

5.    This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.    This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Documents only. It may not be disclosed to or relied on by any other party or for any other purpose. We hereby consent to the reference made to our firm in the Registration Statement and to the filing of the opinion as an exhibit to the Registration Statement for information purposes only.

Yours faithfully

/s/ HARNEY WESTWOOD &RIEGELS

HARNEY WESTWOOD &RIEGELS